**Amendment No. 1 to the
Maxim TEP, Inc.
2005 Incentive Compensation Plan**

Section 5.2 of the Incentive Compensation Plan of Maxim TEP, Inc. is hereby amended by deleting the phrase "five million" from the third line thereof and replacing such phrase with "fifteen million".

Adopted by the Board of Directors of Maxim TEP, Inc. on March 21, 2007.